Sensata Announces $400 Million Share Repurchase Program
SWINDON, United Kingdom, May 31, 2018 -- Sensata Technologies (NYSE:ST) announced today that its Board of Directors has authorized a $400 million ordinary share repurchase program. At the Company’s 2018 annual general meeting held earlier today, Sensata’s shareholders approved the forms of share repurchase agreements and the potential broker counterparties needed to execute the buyback program.
Martha Sullivan, President and CEO, stated, “We are pleased that our shareholders have endorsed our efforts to improve the flexibility and optionality of our capital deployment initiatives. Our share repurchase plan demonstrates our belief in our financial outlook and our ability to generate strong free cash flow, which we can deploy into value-creating initiatives for our shareholders. We will continue to pursue a returns-driven approach to capital deployment. The new repurchase program will augment our existing capital deployment strategies and enable us to drive attractive returns on invested capital over the long-term.”
The Company’s ordinary shares may be repurchased from time to time depending on market conditions or other factors through open market or privately negotiated transactions. In addition, repurchases of ordinary shares may be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time.
Sensata expects to seek shareholder approval of its share repurchase agreements and its broker counterparties on an annual basis.
About Sensata Technologies
Sensata Technologies is one of the world’s leading suppliers of sensing, electrical protection, control and power management solutions with operations and business centers in 12 countries.  Sensata’s products improve safety, efficiency and comfort for millions of people every day in automotive, appliance, aircraft, industrial, military, heavy vehicle, heating, ventilation, and air conditioning, data, telecommunications, recreational vehicle, and marine applications. For more information, please visit Sensata’s website at www.sensata.com.
Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the Company's plans with respect to share repurchases, involving, among other things, uncertainties inherent in business and financial planning. These forward- looking statements are based on certain assumptions and reflect the Company’s current expectations. As a result, these forward-looking statements are subject to a number of risks and uncertainties that could cause actual results or events to differ materially from current expectations. Risks and uncertainties related to the repurchase program include, but are not limited to, market conditions; the possibility that the repurchase program may be suspended or discontinued; and economic factors, such as interest rate and currency exchange rate fluctuations. Except as may be required by applicable law, the Company disclaims any obligation to update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made; and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether to reflect any future events or circumstances or otherwise. A further list and description of these risks, uncertainties and other factors can be found in the Company's 2017 Annual Report on Form 10-K and the Company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov or www.investors.sensata.com or on request from the Company’s Investor Relations department.
# # #

Investor Contact:	Media Contact:
Joshua Young	Alexia Taxiarchos
Vice President, Investor Relations	+1 (508) 236-1761
+1 (508) 236-2196	ataxiarchos@sensata.com
Joshua.young@sensata.com

1